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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE
---------------------

           GLOBAL CROSSING AND FRONTIER ANNOUNCE $11.2 BILLION MERGER

 Accelerates Creation Of First Owned & Operated Global Internet Protocol-Based
                                    Network
 ______________________________________________________________________________

   HAMILTON, BERMUDA and ROCHESTER, NY, March 17, 1999 - Global Crossing Ltd. (NASDAQ: GBLX), the owner and operator of the world's first independent global fiber optic network, and Frontier Corporation (NYSE: FRO), one of the country's leading providers of facilities-based integrated communications and Internet services, today announced that they have signed a definitive merger agreement for a transaction currently valued at approximately $11.2 billion based on yesterday's closing price of Global Crossing shares. The combination of the two companies will create the first owned and operated global Internet Protocol-based fiber optic network able to provide customers with integrated worldwide Internet, data, long distance, local telephone and conferencing services.

   Based on announced networks, the combination will have 71,000 route miles, over 1 million fiber miles, and offer ultra-high bandwidth to 159 cities in 20 countries. It will offer global voice, web hosting, private line, ATM and Internet services.

     Under the terms of the transaction, which has been unanimously approved by the boards of directors of both companies, Frontier shareholders will receive Global Crossing common shares valued at $62 per Frontier share, subject to certain "collar" provisions. Based on current market prices, the merged company will be approximately two-thirds owned by current Global Crossing shareholders and one-third owned by current Frontier shareholders. The transaction is expected to qualify as a tax free reorganization to the Frontier shareholders and is expected to be accounted for as a purchase. Upon closing, the transaction is expected to be immediately accretive to Global Crossing's operating cash flow.

     On a pro forma basis, the companies' combined current market value is nearly $30 billion, with combined annual sales in excess of $4 billion; earnings before interest, taxes, depreciation and amortization (EBITDA) of more than $1 billion; and over 8,500 employees.

   "Merging with Frontier will enable us to greatly accelerate our aggressive growth strategy," said Robert Annunziata, Chief Executive Officer of Global Crossing. "We will now have a strong U.S. infrastructure to complement the IP-based fiber network we are building in Europe, Japan, Mexico, and Central and South America. These are two complementary companies with no overlap, and together we will be ideally positioned to meet the exploding demand for
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bandwidth to handle Internet, data, video and voice transmissions, and produce outstanding value for our customers, shareholders and employees. We will have many unique assets and capabilities, a compelling financial profile, outstanding combined management and an addressable market totaling approximately $450 billion. Frontier's GlobalCenter Internet web hosting business is one of the jewels in Frontier's crown and we are committed to extending its services globally."

     "This merger creates a global IP powerhouse with unprecedented capacity and scope, and is a natural progression for Frontier's future," said Joseph P. Clayton, Frontier Chief Executive Officer. "By leveraging our combined network assets, integrated services and support systems, the combined company will be in a unique position to capitalize on the booming global Internet business."

     Clayton will become a Vice Chairman of Global Crossing. Rolla P. Huff, who has been named Frontier President and Chief Operating Officer, will become President and Chief Operating Officer of Global Crossing's North American operations. Four Frontier directors will join the Global Crossing Board of Directors. Frontier's local operations in New York State will continue to be managed out of Rochester, NY, and the transaction is expected to be transparent to Frontier's other local properties.

     Annunziata added, "Frontier will give us an up-and-running high-speed U.S. fiber network providing long distance and local connectivity, a wide range of data and Internet services and extensive sales and support capabilities. This will jump start Global Crossing into the next phase in our strategic development
- fully integrated retail services, both business and residential, on a global basis in the years ahead."

   The transaction is subject to approval by shareholders of both companies, expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, Federal Communications Commission and other regulatory approvals, and customary closing conditions. It is expected that the transaction will be completed in the third quarter of 1999.

   The number of Global Crossing shares to be received by Frontier shareholders will be adjusted to produce a value of $62 per Frontier share, as long as Global Crossing shares trade within a range of $34.56 to $56.78 per share (the "collar") during a pricing period prior to closing. Outside the collar, Frontier shareholders will receive a fixed number of Global Crossing shares,
1.0919 shares at the top end of the collar and 1.7939 shares at the bottom of the collar.

     In connection with the transaction, Frontier has granted Global Crossing an option to acquire up to 19.9% of its outstanding shares at $62 per share as well as a break-up fee if the merger is
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terminated for certain reasons. Shareholders of Global Crossing representing more than a majority of the voting power of the Company have agreed to vote in favor of the merger.

   Merrill Lynch & Co., Salomon Smith Barney, Inc. and Chase Securities, Inc. served as financial advisers to Global Crossing, and Morgan Stanley Dean Witter served as financial adviser to Frontier. Skadden, Arps, Slate, Meagher & Flom served as legal adviser to Global Crossing and Simpson Thacher & Bartlett served as legal adviser to Frontier.

About Frontier

   Frontier Corporation is one of the leading providers of integrated communications services -- including Internet, IP and data applications, long distance, and local telephone -- to business customers nationwide. Frontier's self-healing, optical network provides customers with faster transmission speeds, greater bandwidth capacity and unrivaled reliability. Frontier provides local phone service in 32 states and the District of Columbia.

About Global Crossing

   Global Crossing is building and operating the world's most advanced global fiber optic platform for data, voice, video and Internet transmissions. The Global Crossing network will span four continents and address 80 percent of the world's international traffic. Global Crossing's operations are headquartered in Hamilton, Bermuda, with holding company headquarters in Los Angeles, and offices in New York City; Morristown, New Jersey; San Francisco; Miami; London; Amsterdam; and Buenos Aires.

                                     # # #

Statements made in this press release that state either companies' or managements' intentions, beliefs, expectations or predictions for the future are forward-looking statements. It is important to note that both companies' actual results could differ materially from those projected in such forward-looking statements. Information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in each companies' filings with the U.S. Securities and Exchange Commission (SEC). Copies of these filings may be obtained by contacting either company or the SEC.

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CONTACTS:
Global Crossing                                         Frontier
Investors: Jensen Chow, on March 17th, 212/687/8080,    Investors:  Kirsten J. Sullivan, 716/777-6179
           after March 17th, 310/385-5283                Media:     Michele D. Sadwick, 716/777-6021
           jchow@globalcrossing.com                                 (pager 888/857-0606)
           -------------------------------------                    Jim Collins, 716/777-6950
Media:     Tom Goff, on March 17th, 212/687/8080                    (pager 888/857-1091)
           after March 17th, 310/385-5231                           General, 716/777-7702
           tgoff@globalcrossing.com
           -------------------------------------
           George Sard/David Reno/Heather Reeves
           Sard Verbinnen & Co.  212/687-8080
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